                                   EXHIBIT 11

KEANE, INC.

COMPUTATION OF EARNINGS PER SHARE

FOR THE YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996

(IN THOUSANDS, EXCEPT PER SHARE DATA)

PRIMARY                                                      1994      1995     1996
                                                            -------------------------
Average shares outstanding
 Common Stock                                                27,523   32,062   32,559
 Class B Common Stock                                           290      288      288
 Net effect of dilutive stock options -- based on the           510      346      380
  treasury stock method using average market price          -------  -------  -------
            Total                                            28,323   32,696   33,227
                                                            =======  =======  =======
 Net Income                                                 $16,235  $19,257  $25,358
                                                            =======  =======  =======
 Per Share Amount                                           $   .57  $   .59  $   .76
                                                            =======  =======  =======
FULLY DILUTED                                                1994      1995     1996
                                                            -------------------------
Average shares outstanding                                   27,523   32,062   32,559
 Common Stock
 Class B Common Stock                                           290      288      288
 Net effect of dilutive stock options -- based on the
  treasury stock method using higher of average market
  price or period ending price                                  520      370      441
                                                            -------  -------  -------
            Total                                            28,333   32,720   33,288
                                                            =======  =======  =======
 Net Income                                                 $16,235  $19,257  $25,358
                                                            =======  =======  =======
 Per Share Amount                                           $   .57  $   .59  $   .76
                                                            =======  =======  =======